Exhibit 99.1

Ivanhoe Energy board announcement

VANCOUVER, Jan. 19, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) (TSX: IE.DB) announced the resignation of Robert Pirraglia from the company's Board of Directors, effective January 18, 2015. Mr. Pirraglia has served as a director of the company since April 2005.

The directors and the management of the company thank Mr. Pirraglia for his valuable contributions to the company and wish him well in his future endeavors.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, the United States and Ecuador, with business development opportunities worldwide. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman +1.604.331.9834; Media: Bob Williamson +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 17:39e 19-JAN-15